                                                                 EXHIBIT 2(n)(3)


                       CONSENT TO BEING NAMED AS TRUSTEE

          The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust III (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: March 23, 1998


                                        /s/ James B. O'Neill
                                        ------------------------------
                                            James B. O'Neill

                       CONSENT TO BEING NAMED AS TRUSTEE

          The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust III (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: March 23, 1998


                                        /s/ Donald J. Puglisi
                                        ------------------------------
                                            Donald J. Puglisi

                       CONSENT TO BEING NAMED AS TRUSTEE

          The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust III (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: March 23, 1998


                                        /s/ William R. Latham, III
                                        ------------------------------
                                            William R. Latham, III